EXHIBIT 10.34
AMENDMENT TWO
TO THE
REGIONS FINANCIAL CORPORATION NON-QUALIFIED EXCESS 401(k) PLAN
(AMENDED AND RESTATED AS OF JUNE 1, 2020)

Regions Financial Corporation hereby amends the Regions Financial Corporation Non-Qualified Excess 401(k) Plan, generally effective as of November 30, 2021, as follows:

1.    Section 2.2(b) of the Plan is hereby amended by replacing said subsection in its entirety with the following:

“any other entity which, along with the Company, is a member of a controlled group of employers under Code Section 414(b), (c), (m), or (o); provided, however, that neither BlackArch Partners LLC nor any Affiliate that has not been approved for participation in the Plan as described in Section 8.1 shall be considered to be an Affiliate for purposes of coverage under or participation in the Plan or the Legacy Regions Plan and shall only be considered to be an Affiliate to the extent specifically required by law (e.g., for compliance with the Code Section 409A requirement of separation from service with Affiliates for distributions).”

2.    Section 2.9 of the Plan is hereby amended by replacing the first sentence therein with the following: “Employee means any person who is employed by the Company or a participating Affiliate as described in Section 8.1.”

3.    Section 2.10 of the Plan is hereby amended by replacing the first sentence therein with the following: “Employer means the Company and each participating Affiliate as described in Section 8.1.”

4.    Section 8.1 of the Plan is hereby amended by replacing said subsection in its entirety with the following:

“As of November 30, 2021, all Affiliates (other than BlackArch Partners LLC) are deemed participating Affiliates; provided, however, that this rule shall not apply to any business entity that becomes a subsidiary in the future, whether through acquisition or otherwise, unless and until the business entity has been duly approved for participation in the Plan.”

5.    Except as otherwise amended herein, the Plan shall continue in full force and effect.